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                                                                    Exhibit 23.2



Sun Bancorp, Inc. 401(k) Plan
Selingsgrove, Pennsylvania


We consent to the use in this Annual Report of Form 11-K of our report dated May 10, 2001, relating to the Plan's financial statements as of and for the year ending December 31, 2000.



                                                      /s/ Parente Randolph, P.C.


Williamsport, Pennsylvania
June 28, 2002